As filed with the Securities and Exchange Commission on May 2, 2006

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): April 26, 2006

Diagnostic Products Corporation
(Exact name of registrant as specified in its charter)

California	1-9957	95-2802182
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)
5210 Pacific Concourse Drive, Los Angeles, California 90045
(Address of principal executive offices) (Zip code)
Registrant’s telephone number, including area code: (310) 645-8200
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 9.01. Financial Statements and Exhibits
SIGNATURE
Exhibit 10.1

Item 1.01. Entry into a Material Definitive Agreement.
Change in Control Severance Agreements
     On April 26, 2006, the Board of Directors of Diagnostic Products Corporation (the “Company”) approved the Company’s entry into Change in Control Severance Agreements (the “Agreements”) with each of the following individuals: Sidney Aroesty (President, Chief Operating Officer, and a Director of the Company); James Brill (Vice President, Finance and Chief Financial Officer of the Company); Douglas Olson (Chief Scientific Officer of the Company and President, Instrument Systems Division); and Fritz Backus (General Counsel of the Company) (collectively, the “Officers”). The initial term of each Agreement is twelve months, with automatic one-year extensions unless the Compensation Committee of the Company’s Board of Directors delivers written notice of non-renewal to the Officer at least six months prior to the end of the initial or extended term.
     Each Agreement provides that the Officer will be entitled to certain severance benefits if, within twenty-four months following a Change in Control (as defined therein), the Officer experiences a qualifying termination of employment with the Company (a “Qualifying Termination”). The severance benefits include lump sum payments related to the Officer’s salary, bonus, and qualified retirement plan account; a lump sum payment for outplacement services for the Officer for the eighteen-month period following the Qualifying Termination; and continuation of the Officer’s medical and dental coverage, and car allowance and other Company car perquisites, for the eighteen-month period following the Qualifying Termination. The Agreements also provide for a “gross-up” payment to the Officer in the event that the payment of the severance benefits upon or following a Change in Control, when aggregated with any other payments the Officer may receive in connection with the Change in Control, result in the Officer being subject to the excise tax imposed by Section 4999 of the Internal Revenue Code (the “Excise Tax”). The gross-up payment is designed to place the Officer in the same after-tax position with respect to the payment of severance and other benefits in connection with a Change in Control that the Officer would have been in had the Excise Tax not been imposed.
     A copy of the form of Agreement is attached hereto as Exhibit 10.1 and is herein incorporated by reference. The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit
Number	Description of Exhibit
10.1	Diagnostic Products Corporation Form of Change in Control Severance Agreement.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIAGNOSTIC PRODUCTS CORPORATION
Dated: May 2, 2006	By:	/s/ James L. Brill
	Name:	James L. Brill
	Title:	Vice President, Finance and Chief Financial Officer